SCHEDULE A

TRANSAMERICA SERIES TRUST

OPERATING EXPENSE LIMITS

This Schedule relates to the following Portfolios of the Company as of December 1, 2020:

FUND NAME	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH	EXPENSE LIMIT INITIAL CLASS[1]	EXPENSE LIMIT SERVICE CLASS
Transamerica 60/40 Allocation VP	May 1, 2021	N/A	0.63%
Transamerica Aegon High Yield Bond VP	May 1, 2021	0.70%	0.95%
Transamerica Aegon Sustainable Equity Income VP (formerly, Transamerica Barrow Hanley Dividend Focused VP)	May 1, 2022	0.85%	1.10%
Transamerica Aegon U.S. Government Securities VP	May 1, 2021	0.63%	0.88%
Transamerica American Funds Managed Risk VP	May 1, 2021	N/A	0.85%
Transamerica BlackRock Global Real Estate Securities VP	May 1, 2021	0.90%	1.15%
Transamerica BlackRock Government Money Market VP	May 1, 2021	0.38%	0.63%
Transamerica BlackRock iShares Edge 40 VP (formerly, Transamerica BlackRock Smart Beta 40 VP)	May 1, 2021	0.31%	0.56%
Transamerica BlackRock iShares Edge 50 VP (formerly, Transamerica BlackRock Smart Beta 50 VP)	May 1, 2021	N/A	0.56%
Transamerica BlackRock iShares Edge 75 VP (formerly, Transamerica BlackRock Smart Beta 75 VP)	May 1, 2021	N/A	0.56%
Transamerica BlackRock iShares Edge 100 VP (formerly, Transamerica BlackRock Equity Smart Beta 100 VP)	May 1, 2021	N/A	0.56%
Transamerica BlackRock Tactical Allocation VP	May 1, 2021	0.25%	0.50%
Transamerica Goldman Sachs 70/30 Allocation VP	May 1, 2021	N/A	1.15%
Transamerica International Growth VP (formerly, Transamerica Greystone International Growth VP)	May 1, 2021	1.00%	1.25%
Transamerica Janus Balanced VP	May 1, 2021	0.90%	1.15%
Transamerica Janus Mid-Cap Growth VP	May 1, 2021	0.90%	1.15%
Transamerica JPMorgan Asset Allocation – Conservative VP	May 1, 2021	0.25%	0.50%
Transamerica JPMorgan Asset Allocation – Growth VP	May 1, 2021	0.25%	0.50%
Transamerica JPMorgan Asset Allocation – Moderate Growth VP	May 1, 2021	0.25%	0.50%
Transamerica JPMorgan Asset Allocation – Moderate VP	May 1, 2021	0.25%	0.50%

Transamerica JPMorgan Core Bond VP	May 1, 2021	0.65%	0.90%
Transamerica JPMorgan Enhanced Index VP	May 1, 2021	0.84%	1.09%
Transamerica JPMorgan International Moderate Growth VP	May 1, 2021	0.25%	0.50%
Transamerica JPMorgan Mid Cap Value VP	May 1, 2021	0.95%	1.20%
Transamerica JPMorgan Tactical Allocation VP	May 1, 2021	0.90%	1.15%
Transamerica Legg Mason Dynamic Allocation – Balanced VP	May 1, 2021	0.72%	0.97%
Transamerica Legg Mason Dynamic Allocation – Growth VP	May 1, 2021	0.74%	0.99%
Transamerica Madison Diversified Income VP	May 1, 2021	0.96%	1.10%
Transamerica Managed Risk – Balanced ETF VP	May 1, 2021	0.37%	0.62%
Transamerica Managed Risk – Conservative ETF VP	May 1, 2021	0.37%	0.62%
Transamerica Managed Risk – Growth ETF VP	May 1, 2021	0.37%	0.62%
Transamerica Market Participation Strategy VP	May 1, 2021	0.82%	1.07%
Transamerica Morgan Stanley Capital Growth VP(2)	May 1, 2021	0.76%	1.01%
Transamerica Morgan Stanley Global Allocation VP (formerly, Transamerica BlackRock Global Allocation VP)	May 1, 2021	0.90%	1.15%
Transamerica Morgan Stanley Global Allocation Managed Risk-Balanced VP3 (formerly, Transamerica BlackRock Global Allocation Managed Risk - Balanced VP)	May 1, 2021	0.22%	0.47%
Transamerica MSCI EAFE Index VP (formerly, Transamerica International Equity Index VP)	May 1, 2021	0.18%	0.43%
Transamerica Multi-Managed Balanced VP	May 1, 2021	0.75%	1.00%
Transamerica PIMCO Tactical – Balanced VP	May 1, 2021	0.95%	1.20%
Transamerica PIMCO Tactical – Conservative VP	May 1, 2021	0.92%	1.17%
Transamerica PIMCO Tactical – Growth VP	May 1, 2021	0.95%	1.20%
Transamerica PIMCO Total Return VP	May 1, 2021	0.80%	1.05%
Transamerica PineBridge Inflation Opportunities VP	May 1, 2021	0.75%	1.00%
Transamerica ProFund UltraBear VP	May 1, 2021	0.98%	1.23%
Transamerica QS Investors Active Asset Allocation – Conservative VP	May 1, 2021	0.61%	0.86%
Transamerica QS Investors Active Asset Allocation – Moderate Growth VP	May 1, 2021	0.67%	0.92%
Transamerica QS Investors Active Asset Allocation – Moderate VP	May 1, 2021	0.68%	0.93%
Transamerica Rothschicld & Co Large Cap Value VP (formerly, Transamerica Levin Large Cap Value)	May 1, 2021	0.95%	1.20%

Transamerica Small/Mid Cap Value VP	May 1, 2021	0.89%	1.14%
Transamerica S&P 500 Index VP (formerly, Transamerica U.S. Equity Index VP)	May 1, 2021	0.14%	0.39%
Transamerica T. Rowe Price Small Cap VP	May 1, 2021	0.93%	1.18%
Transamerica TS&W International Equity VP	May 1, 2021	0.95%	1.20%
Transamerica WMC US Growth VP	May 1, 2021	0.74%	0.99%

[1]

The portfolios have not been charged and have not paid any 12b-1 fees with respect to Initial Class shares, and will not be charged or pay any 12b-1 fees on Initial Class shares through May 1, 2020. TAM intends for this arrangement to be extended through May 1, 2021.

[2]

Following the reorganization of Transamerica Jennison Growth VP into Transamerica Morgan Stanley Capital Growth VP on November 1, 2019, TAM has agreed through May 1, 2021 to waive fees and/or reimburse portfolio expenses to the extent that the total fund operating expenses exceed 0.76% and 1.01% for Initial Class and Service Class shares of Transamerica Morgan Stanley Capital Growth VP, respectively. Prior to November 1, 2019, TAM had agreed through May 1, 2020 to waive fees and/or reimburse portfolio expenses to the extent that the total fund operating expenses exceeded 0.90% and 1.15% for Initial Class and Service Class shares of Transamerica Morgan Stanley Capital Growth VP, respectively.

SCHEDULE B

TRANSAMERICA SERIES TRUST

FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME

Transamerica 60/40 Allocation VP

Transamerica Aegon High Yield Bond VP

Transamerica Aegon Sustainable Equity Income VP (formerly, Transamerica Barrow Hanley Dividend Focused VP)

Transamerica Aegon U.S. Government Securities VP

Transamerica American Funds Managed Risk VP

Transamerica BlackRock Global Real Estate Securities VP

Transamerica BlackRock Government Money Market VP

Transamerica BlackRock iShares Edge 40 VP (formerly, Transamerica BlackRock Smart Beta 40 VP)

Transamerica BlackRock iShares Edge 50 VP (formerly, Transamerica BlackRock Smart Beta 50 VP)

Transamerica BlackRock iShares Edge 75 VP (formerly, Transamerica BlackRock Smart Beta 75 VP)

Transamerica BlackRock iShares Edge 100 VP (formerly, Transamerica BlackRock Equity Smart Beta 100 VP)

Transamerica BlackRock Tactical Allocation VP

Transamerica Goldman Sachs 70/30 Allocation VP

Transamerica International Growth VP (formerly, Transamerica Greystone International Growth VP)

Transamerica Janus Balanced VP

Transamerica Janus Mid-Cap Growth VP

Transamerica JPMorgan Asset Allocation – Conservative VP

Transamerica JPMorgan Asset Allocation – Growth VP

Transamerica JPMorgan Asset Allocation – Moderate Growth VP

Transamerica JPMorgan Asset Allocation – Moderate VP

Transamerica JPMorgan Core Bond VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan International Moderate Growth VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica JPMorgan Tactical Allocation VP

Transamerica Legg Mason Dynamic Allocation – Balanced VP

Transamerica Legg Mason Dynamic Allocation – Growth VP

Transamerica Madison Diversified Income VP

Transamerica Managed Risk – Balanced ETF VP

Transamerica Managed Risk – Conservative ETF VP

Transamerica Managed Risk – Growth ETF VP

Transamerica Market Participation Strategy VP

Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Global Allocation VP (formerly, Transamerica BlackRock Global Allocation VP)

Transamerica Morgan Stanley Global Allocation Managed Risk-Balanced VP (formerly, Transamerica BlackRock Global Allocation Managed Risk- Balanced VP)

Transamerica MSCI EAFE Index VP (formerly, Transamerica International Equity Index VP)

Transamerica Multi-Managed Balanced VP

Transamerica PIMCO Tactical – Balanced VP

Transamerica PIMCO Tactical – Conservative VP

Transamerica PIMCO Tactical – Growth VP

Transamerica PIMCO Total Return VP

Transamerica PineBridge Inflation Opportunities VP

Transamerica ProFund UltraBear VP

Transamerica QS Investors Active Asset Allocation – Conservative VP

Transamerica QS Investors Active Asset Allocation – Moderate Growth VP

Transamerica QS Investors Active Asset Allocation – Moderate VP

Transamerica Rothschild & Co Large Cap Value VP (formerly, Transamerica Levin Large Cap Value VP)

Transamerica Small/Mid Cap Value VP

Transamerica S&P 500 Index VP (formerly, Transamerica U.S. Equity Index VP)

Transamerica T. Rowe Price Small Cap VP

Transamerica TS&W International Equity VP

Transamerica WMC US Growth VP